EXHIBIT 99(ii)

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, William Wrigley, Jr., the Chief Executive Officer of Wm. Wrigley Jr. Company (the "Company"), certify that to the best of my knowledge:

(i)

The Annual Report of the Company on the Form 10-K, dated February 13, 2003, for the fiscal year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the said Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM WRIGLEY, JR.
William Wrigley, Jr. President and Chief Executive Officer

Dated the 13th day of February, 2003
EXHIBIT 99(ii)

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Ronald V. Waters, the Chief Financial Officer of Wm. Wrigley Jr. Company (the "Company"), certify that to the best of my knowledge:

(i)

The Annual Report of the Company on the Form 10-K, dated February 13, 2003, for the fiscal year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the said Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RONALD V. WATERS
Ronald V. Waters. Chief Financial Officer

Dated the 13th day of February, 2003